UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2010

ACIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49724	91-2079553
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 N.E. 163rd Street
Suite 705
North Miami Beach, Florida 33160
 (Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:   (786) 923-0523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 30, 2009, Acies Corporation (the “Company,” “we,” and “us”) held an Annual Meeting of Stockholders (the “Meeting”).  Present at the Meeting was Oleg Firer, the Company’s Chief Executive Officer and Director, who owns (and did own as of September 17, 2009, the record date for the Meeting (the “Record Date”)) all one thousand (1,000) outstanding shares of our Series A Preferred Stock, giving him the right to vote fifty-one percent (51%) of our voting shares eligible to vote at the annual meeting, totaling 77,003,854 shares. Additionally, Mr. Firer beneficially owned 9,634,286 shares of our outstanding common stock, representing 13.0% of our outstanding common stock as of the Record Date.  Pinnacle Three Corporation, which is beneficially owned by Leon Goldstein, its President (“Pinnacle”), owned 22,515,000 shares of common stock as of the Record Date, representing 30.4% of our outstanding common stock and Theodore Ferrara, our Director, owned 7,190,331 shares of common stock, as a result of his beneficial ownership of Rite Holdings, Inc., representing 9.7% of our outstanding common stock as of the Record Date.  Mr. Firer received proxies prior to the Meeting to vote the shares of common stock held by Pinnacle and Mr. Ferrara.  As a result, Mr. Firer voted an aggregate of 116,343,471 voting shares at the Meeting, representing a quorum of the outstanding shares of the Company as of the Record Date, and representing 77.1% of our voting stock as of the Record Date (150,987,949 shares) to approve the following proposals (the “Proposals”):

1.	The election of Oleg Firer, Theodore Ferrara and Steven Wolberg as Directors of the Company to serve until the next annual meeting of the Company, or until their successor(s) are duly appointed;

2.
The authorization of the Board of Directors to amend our Certificate of Incorporation to effect a reverse split of our outstanding common stock in a ratio between 1:10 and 1:500, without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our Company and our stockholders;

3.	The ratification of the Company’s 2009 Stock Incentive Plan; and

4.	The ratification of the appointment of GBH CPAs, PC, as the Company’s independent auditors for the fiscal years ending March 31, 2009 and 2010.

On or around March 19, 2010, our Board of Directors voted unanimously to approve the filing of a Certificate of Amendment (the “Amendment”) to our Articles of Incorporation to affect a 1:100 reverse stock split (the “Stock Split”)(as previously approved by our majority shareholders at the Meeting, as described above); and to re-authorize 200,000,000 shares of our common stock, $0.001 par value per share and 5,000,000 shares of our preferred stock, $0.001 par value per share (the “Re-Authorizations”).  In connection with the Reverse Split, the Board of Directors also resolved that any fractional shares left after the Stock Split would be rounded up to the nearest whole share, provided that no shareholder would hold less than 100 shares following the Stock Split (“Rounding”).

The Amendment authorizing the Stock Split and Re-Authorizations was filed with the Secretary of State of Nevada on March 22, 2010, and became effective with the Secretary of State of Nevada on March 31, 2010; provided however that the Stock Split did not become effective with the Financial Industry Regulatory Authority (“FINRA”) and therefore the Over-The-Counter Bulletin Board (“OTCBB”) until April 23, 2010.  As a result of the filing of the Amendment and the Stock Split, the Company has approximately 1,216,168 post-Stock Split shares of common stock issued and outstanding (not taking into account any additional shares which will be issued due to the Rounding), and 200,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share, authorized.

Additionally, as a result of the above, the Company’s symbol on the OTCBB changed to “ACIED”, effective April 23, 2010, which symbol will change back to “ACIE” after twenty business days.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1*	Certificate of Amendment to Articles of Incorporation

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACIES CORPORATION

By: /s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Date:  April 22, 2010